CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-25995, 333-66931 and 333-62155) and the
incorporation by reference in the Registration Statement on Form S-8 (No. 333-56343) of Kinder Morgan Energy Partners, L.P. of our report dated March 24, 2000 on the financial statements of Red Cedar Gathering Company, included in this Current Report on Form 8-K of Kinder Morgan Energy Partners, L.P. dated March 28, 2000.




                                             /s/Arthur Andersen LLP
                                            -------------------------
Denver, Colorado
March 28, 2000